Exhibit 3.3
ETRE RESIDENTIAL, LLC
BYLAWS
Article I
OFFICES

Section 1    PRINCIPAL OFFICE.  The principal office of the Company and each series of the Company (each a “Series”) established pursuant to the Operating Agreement (as defined below) in the State of Delaware shall be located at such place as the Board of Directors may designate.

Section 2    ADDITIONAL OFFICES.  The Company and each Series may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Company or such Series may require.

Article II
MEETINGS OF SHAREHOLDERS

Section 1    PLACE.  All meetings of shareholders (for purposes of these Bylaws, the term “shareholder” shall refer to a member of the Company associated with a Series and the terms “share” or “share of limited liability company interest” shall refer to a share of a Series issued by the Company that evidences a member’s rights, powers and duties with respect to the Company and such Series pursuant to Delaware law, the Operating Agreement and these Bylaws) shall be held at the principal executive office of the Company or at such other place as shall be set by the Board of Directors and stated in the notice of the meeting.

Section 2    ANNUAL MEETING.  An annual meeting of the shareholders for the transaction of any business within the powers of the Company and/or the Series shall be held during the month of May of each year, after the delivery of the annual report, referred to in Section 11 of this Article II, at a convenient location and on proper notice, on a date and at the time set by the Directors, beginning with the year 2016.  Failure to hold an annual meeting does not invalidate the Company’s or any Series’ existence or affect any otherwise valid acts of the Company or any Series.

Section 3    SPECIAL MEETINGS.

(a)General.  The Chairman of the Board, Chief Executive Officer, President or Board of Directors may call a special meeting of the shareholders.  Subject to subsection (b) of this Section 3, a special meeting of shareholders shall also be called by the Secretary of the Company upon the written request of the shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

(b)Shareholder Requested Special Meetings.  (1) Any shareholder of record seeking to have shareholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the shareholders entitled to request a special meeting (the “Request Record Date”).  The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more shareholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such shareholder (or such agent) and shall set forth all information relating to each such shareholder that must be disclosed in solicitations of proxies for the matters proposed to be acted on at such meeting, or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date.  The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors.  If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the Secretary.

(2)In order for any shareholder to request a special meeting, one or more written requests for a special meeting signed by shareholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority (the “Special Meeting Percentage”) of all of the votes entitled to be cast at such meeting (the “Special Meeting Request”) shall be delivered to the Secretary.  In addition, the Special Meeting Request (a) shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), (b) shall bear the date of signature of each such shareholder (or such agent) signing the Special Meeting Request, (c) shall set forth the name and address, as they appear in the Company’s books, of each shareholder signing such request (or on whose behalf the Special Meeting Request is signed), the class, series and number of all shares of limited liability company interest of the Company which are owned by each such shareholder, and nominee holder for, and number of, shares owned by such shareholder beneficially but not of record, (d) shall be sent to the Secretary by registered mail, return receipt requested, and (e) shall be received by the Secretary within 60 days after the Request Record Date.  Any requesting shareholder (or agent duly authorized in a writing accompanying the revocation or the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

(3)The Secretary shall inform the requesting shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Company’s proxy materials).  The Secretary shall not be required to call a special meeting upon shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

(4)Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the Chairman of the Board, Chief Executive Officer, President or Board of Directors, whoever has called the meeting.  In the case of any special meeting called by the Secretary upon the request of shareholders (a “Shareholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Shareholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further  that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Shareholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further  that in the event that the Board of Directors fails to designate a place for a Shareholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive offices of the Company.  In fixing a date for any special meeting, the Chairman of the Board, Chief Executive Officer, President or Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for a meeting and any plan of the Board of Directors to call an annual meeting or a special meeting.  In the case of any Shareholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.  The Board of Directors may revoke the notice for any Shareholder Requested Meeting in the event that the requesting shareholders fail to comply with the provisions of paragraph (3) of this Section 3(b).

(5)If written revocations of requests for the special meeting have been delivered to the Secretary and the result is that shareholders of record (or their agents duly authorized in writing), as of the Request Record Date entitled to cast less than the Special Meeting Percentage have delivered and not revoked requests for a special meeting to the Secretary, the Secretary shall:  (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting shareholders who have not revoked such requests written notice of any revocation of a request for the special meeting, or (ii) if the notice of meeting has been mailed and if the Secretary first sends to all requesting shareholders who have not revoked requests for a special meeting written notice of any revocation of a request for the special meeting and written notice of the Secretary’s intention to revoke the notice of the meeting, revoke the notice of the meeting at any time before ten days before the commencement of the meeting.  Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6)The Chairman of the Board, Chief Executive Officer, President or the Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Company for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary.  For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (i) five Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Company that the valid requests received by the Secretary represent at least a majority of the issued and outstanding shares of limited liability company interest that would be entitled to vote at such meeting.  Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Company or any shareholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7)For purposes of these Bylaws, “Business Day” shall mean Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

Section 4    NOTICE.  Not less than ten nor more than 90 days before each meeting of shareholders, the Secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by presenting it to such shareholder personally, by leaving it at the shareholder’s residence or usual place of business or by any other means permitted by Delaware law.  If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the records of the Company, with postage thereon prepaid.

Subject to Section 12(a) of this Article II, any business of the Company and the Series may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice.  No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.
Section 5    ORGANIZATION AND CONDUCT.  Every meeting of shareholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting:  the vice Chairman of the Board, if there be one, the President, the Vice Presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the shareholders by the vote of a majority of the votes cast by shareholders present in person or by proxy.  The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as Secretary.  In the event that the Secretary presides at a meeting of the shareholders, an Assistant Secretary, or in the absence of Assistant Secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting.  The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairman of the meeting.  The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Company, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Company entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed; (f) maintaining order and security at the meeting; (g) removing any shareholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (h) recessing or adjourning the meeting to a later date and time and place announced at the meeting.  Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 6    QUORUM.  At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the First Amended and Restated Limited Liability Company Agreement (the “Operating Agreement”) of the Company, dated ________, 2015, for the vote necessary for the adoption of any measure.  If, however, such quorum shall not be present at any meeting of the shareholders, the chairman of the meeting shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting.  At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

The shareholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
Section 7    VOTING.  A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Operating Agreement of the Company.  Unless otherwise provided by statute or by the Operating Agreement, each outstanding share of limited liability company interest, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.  Voting on any question may be viva voce unless the chairman of the meeting shall order that voting be by ballot.

Section 8    PROXIES.  A shareholder may cast the votes entitled to be cast by the shares of limited liability company interest owned of record by the shareholder in person or by proxy executed by the shareholder or by the shareholder’s duly authorized agent in any manner permitted by law.  Such proxy or evidence of authorization of such proxy shall be filed with the Secretary of the Company before or at the meeting.  No proxy shall be valid more than eleven months after its date, unless otherwise provided in the proxy.

Section 9    VOTING OF SHARES BY CERTAIN HOLDERS.  Shares of limited liability company interest of the Company registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the President or a Vice President, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares.  Any trustee or other fiduciary may vote shares of beneficial interest registered in his or her name in his or her as such fiduciary, either in person or by proxy.

Shares of limited liability company interest of the Company directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.
The Board of Directors may adopt by resolution a procedure by which a shareholder may certify in writing to the Company that any shares of limited liability company interest registered in the name of the shareholder are held for the account of a specified person other than the shareholder.  The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Company; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable.  On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares of limited liability company interest in place of the shareholder who makes the certification.
Section 10    INSPECTORS.  The Board of Directors, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof.  If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the chairman of the meeting.  The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the vote with fairness to all shareholders.  Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 11    REPORTS TO SHAREHOLDERS.  The Directors shall submit to the shareholders at or before the annual meeting of shareholders a report of the business and operations of the Company and each Series during such fiscal year, containing a balance sheet and a statement of income and surplus of the Company and each Series, accompanied by the certification or certifications of an independent certified public accountant, and such further information as the Directors may determine is required pursuant to any law or regulation to which the Company or any Series is subject.  Within the earlier of 20 days after the annual meeting of shareholders or 120 days after the end of the fiscal year of the Company and the Series, the Directors shall place the annual report on file at the principal office of the Company and the Series and with any governmental agencies as may be required by law and as the Directors may deem appropriate.

Section 12    PROPOSALS BY SHAREHOLDERS.

(a)Annual Meetings of Shareholders.  (1) The proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Company who was a shareholder of record both at the time of giving of notice by the shareholder provided for in this Section 12(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 12(a).

i.For business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 12, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and such business must otherwise be a proper matter for action by the shareholders.  To be timely, a shareholder’s notice shall set forth all information required under this Section 12 and shall be delivered to the Secretary at the principal executive office of the Company not earlier than the 150th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.  The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.  Such shareholder’s notice shall set forth (i) as to any business that the shareholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such shareholder and any Shareholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the shareholder and the Shareholder Associated Person therefrom; (ii) as to the shareholder giving the notice and any Shareholder Associated Person, the class, series and number of all shares of limited liability company interest of the Company which are owned by such shareholder and by such Shareholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such shareholder and by any such Shareholder Associated Person; (iii) as to the shareholder giving the notice and any Shareholder Associated Person covered by clauses (i) or (ii) of this paragraph (2) of this Section 12(a), the name and address of such shareholder, as they appear on the Company’s share ledger and current name and address, if different, and of such Shareholder Associated Person; and (iv) to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the proposal of business on the date of such shareholder’s notice.

ii.For purposes of this Section 12, “Shareholder Associated Person” of any shareholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares limited liability company interest of the Company owned of record or beneficially by such shareholder and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person.

(b)Special Meetings of Shareholders.  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting.  The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

(c)General.  (1) Upon written request by the Secretary or the Board of Directors or any committee thereof, any shareholder proposing any proposal for business at a meeting of shareholders shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Company or associated with the Series to which such business relates, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 12.  If a shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 12.

i.Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with this Section 12.  The chairman of the meeting shall have the power to determine whether any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 12.

ii.For purposes of this Section 12, (a) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for the applicable annual meeting and (b) “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or (ii) in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act.

iii.Notwithstanding the foregoing provisions of this Section 12, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12.  Nothing in this Section 12 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, nor the right of the Company to omit a proposal from, the Company’s proxy statement pursuant to Rule 14a‑8 (or any successor provision) under the Exchange Act.

Section 13    WRITTEN CONSENT BY SHAREHOLDERS.  If provided by any Series Designation or Share Designation (as such terms are defined in the Operating Agreement), any action required or permitted to be taken at a meeting of shareholders holding the shares to which such Share Designation relates or associated with the Series to which such Series Designation relates may be taken without a meeting if a consent in writing, setting forth such action, is signed by each such shareholder entitled to vote on the matter and any other shareholder entitled to notice of a meeting of shareholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the shareholders.

Section 14    TELEPHONE MEETINGS.  The Board of Directors or the chairman of the meeting may permit shareholders to participate in meetings of the shareholders by means of a conference telephone or other communications equipment by which all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means constitutes presence in person at the meeting.

Article III
DIRECTORS

Section 1    GENERAL POWERS; QUALIFICATIONS; DIRECTORS HOLDING OVER.  The business and affairs of the Company and each Series shall be managed under the direction of the Board of Directors.

Section 2    RIGHTS OF MANAGING MEMBER.  ETRE Financial, LLC, a Delaware limited liability company, in its capacity as a member of the Company  (the “Managing Member”), shall have the sole power to (i) nominate and elect all Directors to the Board of Directors, (ii) set the number of Directors of the Board of Directors, (iii) remove any Director, with or without cause, at any time and (iv) fill any vacancies on the Board of Directors.

Section 3    NUMBER AND TENURE.  The number of Directors may be increased or decreased by the Managing Member.  The number of Directors may not be fewer than one.  Each of the Directors will hold office for an annual term, or until his or her resignation or removal by the Managing Member.

Section 4    ANNUAL AND REGULAR MEETINGS.  An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary.  In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.  The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without other notice than such resolution.

Section 5    SPECIAL MEETINGS.  Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President or by a majority of the Directors then in office.  The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.  The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.

Section 6    NOTICE.  Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each Director at his or her business or residence address.  Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting.  Notice by United States mail shall be given at least three days prior to the meeting.  Notice by courier shall be given at least two days prior to the meeting.  Telephone notice shall be deemed to be given when the Director or his or her agent is personally given such notice in a telephone call to which the Director or his or her agent is a party.  Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Company by the Director.  Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Company by the Director and receipt of a completed answer‑back indicating receipt.  Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid.  Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed.  Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 7    QUORUM.  A majority of the Directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided  that, if less than a majority of such Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice, and provided further  that if, pursuant to applicable law, the Operating Agreement of the Company or these Bylaws, the vote of a majority of a particular group of Directors is required for action, a quorum must also include a majority of such group.

The Directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.
Section 8    VOTING.  The action of the majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Operating Agreement or these Bylaws.  If enough Directors have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of that number of Directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Operating Agreement or these Bylaws.

Section 9    ORGANIZATION.  At each meeting of the Board of Directors, the Chairman of the Board or, in the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall act as chairman of the meeting.  In the absence of both the Chairman of the Board and Vice Chairman of the Board, the Chief Executive Officer or in the absence of the Chief Executive Officer, the President or in the absence of the President, a Director chosen by a majority of the Directors present, shall act as chairman of the meeting.  The Secretary or, in his or her absence, an Assistant Secretary of the Company, or in the absence of the Secretary and all Assistant Secretaries, a person appointed by the Chairman, shall act as Secretary of the meeting.

Section 10    TELEPHONE MEETINGS.  Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 11    CONSENT BY DIRECTORS WITHOUT A MEETING.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the Board of Directors and is filed with the minutes of proceedings of the Board of Directors.

Section 12    VACANCIES.  If for any reason any or all the Directors cease to be Directors, such event shall not terminate the Company or any Series or affect these Bylaws or the powers of the remaining Directors hereunder (even if fewer than three Directors remain).  Any vacancy on the Board of Directors may be filled only by the Managing Member.  Any Director elected to fill a vacancy shall serve for the remainder of the full term of the Director for which the vacancy occurred and until a successor is elected and qualified.

Section 13    COMPENSATION; FINANCIAL ASSISTANCE.  Directors shall not receive any stated salary for their services as Directors but, by resolution of the Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by any Series and for any service or activity they performed or engaged in as Directors.  Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Directors or of any committee thereof; and for their expenses, if any, in connection with each property visit and any other service or activity performed or engaged in as Directors; but nothing herein contained shall be construed to preclude any Directors from serving the Company and the Series in any other capacity and receiving compensation therefor.

Section 14    REMOVAL OF DIRECTORS.  The Managing Member may, at any time, with or without cause, remove any Director.

Section 15    LOSS OF DEPOSITS.  No Director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares of limited liability company interest have been deposited.

Section 16    SURETY BONDS.  Unless required by law, no Director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section 17    RELIANCE.  Each Director, officer, employee and agent of the Company or associated with a Series shall, in the performance of his or her duties with respect to the Company and the Series, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Company and the Series, upon an opinion of counsel or upon reports made to the Company by any of the officers or employees of the Company or associated with a Series or by the advisers, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Company or associated with a Series, regardless of whether such counsel or expert may also be a Director.

Section 18    CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.  The Directors shall have no responsibility to devote their full time to the affairs of the Company or any Series.  Any Director or officer, employee or agent of the Company or associated with a Series, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Company or any Series.

Article IV
COMMITTEES

Section 1    NUMBER, TENURE AND QUALIFICATIONS.  The Board of Directors may appoint from among its members, an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and other committees, composed of one or more Directors, to serve at the pleasure of the Board of Directors.

Section 2    POWERS.  The Board of Directors may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Directors.

Section 3    MEETINGS.  Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.  A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee.  The act of majority of the committee members present at a meeting shall be the act of such committee.  The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide.  In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Director to act in the place of such absent member.  Each committee shall keep minutes of its proceedings.

Section 4    TELEPHONE MEETINGS.  Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5    CONSENT BY COMMITTEES WITHOUT A MEETING.  Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.

Section 6    VACANCIES.  Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

Article V
OFFICERS

Section 1    GENERAL PROVISIONS.  The officers of the Company (and the Series) shall include a Chief Executive Officer, a Secretary and a Treasurer and may include a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Vice Presidents, a Chief Operating Officer, a Chief Financial Officer, one or more Assistant Secretaries and one or more Assistant Treasurers.  In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as they shall deem necessary or desirable.  All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any two or more offices except President and Vice President may be held by the same person.  Election of an officer or agent shall not of itself create contract rights between the Company or any Series and such officer or agent.

Section 2    REMOVAL AND RESIGNATION.  Any officer or agent of the Company or associated with a Series may be removed, with or without cause, by the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Any officer of the Company or associated with a Series may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary.  Any resignation shall take effect immediately upon its receipt or at such later time specified in the notice of resignation.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.  Such resignation shall be without prejudice to the contract rights, if any, of the person so resigning.
Section 3    VACANCIES.  A vacancy in any office may be filled by the Board of Directors.

Section 4    CHIEF EXECUTIVE OFFICER.  The Board of Directors may designate a chief executive officer (the “Chief Executive Officer”).  In the absence of such designation, the Chairman of the Board shall be the chief executive officer of the Company (and the Series).  The Chief Executive Officer shall have general responsibility for implementation of the policies of the Company and the Series, as determined by the Board of Directors, and for the management of the business and affairs of the Company and the Series.  In the absence of a designation of a President, the Chief Executive Officer shall be the President.  He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by the Operating Agreement or these Bylaws to some other officer or agent of the Company or associated with a Series or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5    CHIEF OPERATING OFFICER.  The Board of Directors may designate a chief operating officer (the “Chief Operating Officer”).  The Chief Operating Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.

Section 6    CHIEF FINANCIAL OFFICER.  The Board of Directors may designate a chief financial officer (the “Chief Financial Officer”).  The Chief Financial Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.

Section 7    CHAIRMAN OF THE BOARD AND VICE CHAIRMAN OF THE BOARD.  The Board of Directors shall designate a chairman of the board (the “Chairman of the Board”).  The Chairman of the Board shall preside over the meetings of the Board of Directors and of the shareholders at which he or she shall be present.  The Chairman of the Board shall perform such other duties as may be assigned to him or her by the Board of Directors.

The Board of Directors may designate a vice chairman of the board (the “Vice Chairman of the Board”).  In the absence of the Chairman of the Board or in the event of a vacancy in such office, the Vice Chairman of the Board shall perform the duties of the Chairman of the Board and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board; and shall perform such other duties as from time to time may be assigned to him or her by the Chairman of the Board or by the Board of Directors.
Section 8    PRESIDENT.  In the absence of a Chief Executive Officer or in the event of a vacancy in such officer, the president (the “President”) shall in general supervise and control all of the business and affairs of the Company and the Series.  In the absence of a designation of a chief operating officer by the Board of Directors, the President shall be the chief operating officer.  He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by the Operating Agreement or these Bylaws to some other officer or agent of the Company or associated with a Series or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 9    VICE PRESIDENTS.  In the absence of the President or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents (any such vice president, a “Vice President”) in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to such Vice President by the President or by the Board of Directors.  The Board of Directors may designate one or more Vice Presidents as executive vice president, senior vice president, or as vice president for particular areas of responsibility.

Section 10    SECRETARY.  The secretary (the “Secretary”) shall (a) keep the minutes of the proceedings of the shareholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the company records and of the seal of the Company; (d) be custodian of the series records of the Series; (e) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (f) have general charge of the share transfer books of the Company; and (g) in general perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or by the Board of Directors.

Section 11    TREASURER.  The treasurer (the “Treasurer”) shall have the custody of the funds and securities of the Series and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Series and shall deposit all moneys and other valuable effects in the name and to the credit of the Series in such depositories as may be designated by the Board of Directors.  In the absence of a designation of a Chief Financial Officer by the Board of Directors, the Treasurer shall be the Chief Financial Officer of the Company (and the Series).

The Treasurer shall disburse the funds of the Series as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his or her transactions as Treasurer and of the financial condition of the Series.
If required by the Board of Directors, the Treasurer shall give a Series a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to such Series, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his or her possession or under his or her control belonging to such Series.
Section 12    ASSISTANT SECRETARIES AND ASSISTANTTREASURERS.  The assistant secretaries (any such assistant secretary, an “Assistant  Secretary”) and assistant treasurers (any such assistant treasurer, an “Assistant Treasurer”), in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the President or the Board of Directors.  The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors.

Section 13     SALARIES.  The salaries and other compensation of the officers, if any, shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a Director.

Article VI
CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1    CONTRACTS.  The Board of Directors or any committee of the Board of Directors within the scope of its delegated authority may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Company or any Series and such authority may be general or confined to specific instances.  Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Company or any such Series when duly authorized or ratified by action of the Board of Directors or any such committee thereof and executed by an authorized person.

Section 2    CHECKS AND DRAFTS.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of a Series shall be signed by such officer or agent of the Company or associated with such Series in such manner as shall from time to time be determined by the Board of Directors.

Section 3    DEPOSITS.  All funds of the Series not otherwise employed shall be deposited from time to time to the credit of such Series in such banks, trust companies or other depositories as the Board of Directors may designate.

Article VII
SHARES

Section 1    CERTIFICATES.  Except as may be otherwise provided by the Operating Agreement or the Board of Directors, shareholders of the Company are not entitled to certificates evidencing the shares of limited liability company interest held by them.  In the event that the Company issues shares evidenced by certificates, such certificates shall be signed by the officers of the Company in the manner permitted by Delaware Law and contain the statements and information required by Delaware law.  In the event that the Company issues shares without certificates, the Company shall provide to record holders of such shares a written statement of the information required by Delaware law to be included on share certificates.

Section 2    TRANSFERS.  If any shares are evidenced by certificates, upon surrender to the Company or the transfer agent of the Company of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Company shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

The Company shall be entitled to treat the holder of record of any share or shares of limited liability company interest as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.
Notwithstanding the foregoing, transfers of shares of any class of shares of limited liability company interest will be subject in all respects to the Operating Agreement of the Company and all of the terms and conditions contained therein.
Section 3    REPLACEMENT CERTIFICATE.  Any officer designated by the Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Company alleged to have been lost, stolen or destroyed in accordance with the terms of the Operating Agreement.

Section 4    CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.  The Board of Directors may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any distribution or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose.  Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.
In lieu of fixing a record date, the Board of Directors may provide that the share transfer books shall be closed for a stated period but not longer than 20 days.  If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days before the date of such meeting.
If no record date is fixed and the share transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a distribution or dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Directors, declaring the distribution or allotment of rights, is adopted.
When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.
Section 5    SHARE LEDGER.  The Company shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

Section 6    FRACTIONAL SHARES; ISSUANCE OF UNITS.  Subject to the provisions of the Operating Agreement, the Board of Directors may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine.  Notwithstanding any other provision of these Bylaws, but subject to the terms of the Operating Agreement, the Board of Directors may issue units consisting of different securities of the Company associated with a Series.  Any security issued in a unit shall have the same characteristics as any identical securities issued by the Company associated with a Series, except that the Board of Directors may provide that for a specified period securities of the Company associated with a Series issued in such unit may be transferred on the books of the Company only in such unit.

Article VIII
DISTRIBUTIONS

Section 1    AUTHORIZATION.  Distributions upon the shares of limited liability company interest of the Company may be authorized by the Board of Directors, subject to the provisions of law and the Operating Agreement of the Company.  Distributions may be paid in cash, property or shares of limited liability company interest of the Company, subject to the provisions of law and the Operating Agreement.

Section II    CONTINGENCIES.  Before payment of any distributions, there may be set aside out of any assets of a Series available for such distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing distributions, for repairing or maintaining any property of such Series or for such other purpose as the Board of Directors shall determine to be in the best interest of such Series, and the Board of Directors may modify or abolish any such reserve.

Article IX
CERTAIN POLICIES

Section 1    GENERAL AUTHORITY.  Subject to the provisions of the Operating Agreement, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to (i) the relationships between, and conflicts of interests among, the Series, (ii) the shares or other securities of the Company associated with any Series, including, without limitation, with respect to distributions on, or tender offers in respect of, any such shares or securities, and (iii) the investments, leasing or operations of or by any Series as the Board of Directors shall deem appropriate in its sole discretion.

Section 2    INTER-SERIES POLICY.  Subject to the provisions of the Operating Agreement, the Board of Directors may from time to time adopt, amend, revise or terminate an inter-series relationship, conflicts of interest and opportunity allocation policy of the Company (the “Inter-Series Policy”).  The Board of Directors may delegate to the Administrative Agent and/or the Inter-Series Committee the authority to, and, if so delegated, the Administrative Agent and/or the Inter-Series Committee will have the authority to, (i) interpret, make determinations under, and oversee the implementation of the policies set forth in the Inter-Series Policy; (ii) review the policies, programs and practices of the Company and the Series relating to (a) the business and financial relationships between the Series, and (b) any matters arising in connection therewith, all to the extent the Administrative Agent and/or the Inter-Series Committee may deem appropriate; and (iii) recommend to the Board of Directors such changes in such policies, programs and practices as the Administrative Agent and/or the Inter-Series Committee may deem appropriate.    For purposes of this Section 2, (a) the “Administrative Agent” means ETRE Asset Management LLC, a Delaware limited liability company, together with its successors and assigns, and (b) the “Inter-Series Committee” means any inter-series conflict resolution committee established by the Administrative Agent to administer, on behalf of the Administrative Agent, certain provisions of the Inter-Series Policy.

Article X
SEAL

Section 1    SEAL.  The Directors may authorize the adoption of a seal by the Company.  The seal shall contain the name of the Company and the year of its formation and the word “Delaware.”  The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2    AFFIXING SEAL.  Whenever the Company is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Company.

Article XI
WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Operating Agreement of the Company or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute.  The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Article XII
AMENDMENT OF BYLAWS

The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws, provided  that, notwithstanding any provision in these Bylaws to the contrary, no amendment to these Bylaws may be made that would adversely affect the Managing Member’s right to appoint, remove or nominate Directors, set the number of Directors or fill vacancies on the Board of Directors, without the prior written approval of the Managing Member.
Article XIII
MISCELLANEOUS

All references to the Operating Agreement shall include any amendments, modifications or supplements thereto or restatements thereof.  In the event of any conflict between any provision in these Bylaws and in the Operating Agreement, the provision in the Operating Agreement shall control.